Exhibit 21

                     SUBSIDIARIES OF SANTA FE PACIFIC CORPORATION
                     --------------------------------------------

       PINE CANYON LAND COMPANY (DE)                                     100%

       SANTA FE PACIFIC INSURANCE COMPANY (VT)                           100%

       THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY (DE)            100%
          Alameda Belt Line (CA)                                          50%
          Aubrey  Water Company (AZ)                                     100%
          The Belt Railway Company of Chicago (IL)                      8.33%
          Central California Traction Company (CA)                     33.33%
          The Dodge City and Cimarron Valley Railway Company (KS)        100%
          The Gulf and Inter-State Railway Company of Texas (TX)         100%
          Houston Belt & Terminal Railway Company (TX)                    25%
          Kansas City Terminal Railway Company (MO)                     8.33%
          Los Angeles Junction Railway Company (CA)                      100%
          The Oakland Terminal Railway (CA)                               50%
          Oklahoma City Junction Railway Company (OK)                    100%
          Rio Grande, El Paso and Santa Fe Railroad Company (TX)         100%
          St. Joseph Terminal Railroad Company (MO)                       50%
          Santa Fe Financial Holdings, Inc. (DE)                         100%
          Santa Fe Forwarding Company (DE)                               100%
          Santa Fe Rail Equipment Company (DE)                           100%
          Santa Fe Terminal Services, Inc. (DE)                          100%
          Star Lake Railroad Company (DE)                                100%
          Sunset Railway Company (CA)                                     50%
          Texas City Terminal Railway Company (TX)                     33.33%
          TTX Company (DE)                                              10.9%
          The Wichita Union Terminal Railway Company (KS)              33.33%
       CONSTELLATION 130, INC. (CA)                                      100%
       LIMITED PARTNERSHIP MANAGEMENT, INC. (DE)                         100%
       SANTA FE PACIFIC GOLD CORPORATION (DE)                            100%
          Santa Fe Canadian Mining, LTD.                                 100%
          Minera Gold Fields De Mexico, S.A.                             100%
          Minera Santa Fe Pacific Chile Limitada                          99%
          Santa Fe Pacific Capital, Inc. (IL)                            100%
          Santa Fe Pacific Gold South America, Inc.                      100%
             (1% in Minera Santa Fe Pacific Chile Limitada)
          San Juan Basin Coal Holding Company                            100%
          Santa Fe Pacific Mining, Inc. (KS)                             100%
             Hospah Coal Company (DE)                                    100%
             SFPG Mining Company  (DE)                                   100%
                Compania Minera Florida, S.A.                            100%
                Compania Minera Santa Fe Uruguay S.A.                    100%
                Lone Tree Mining, Inc. (DE)                              100%
                Rabbit Creek Mining, Inc. (DE)                           100%
       SANTA FE PACIFIC RAILROAD COMPANY (Act of Congress)               100%
       SFP PIPELINE HOLDINGS, INC. (DE)                                  100%
          Santa Fe Pacific Pipelines, Inc. (DE)                          100%
       SUNSET COMMUNICATIONS COMPANY (DE)                                100%
       WALKER-KURTH LUMBER COMPANY (TX)                                  100%
       THE ZIA COMPANY (DE)                                              100%